UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

NORDSON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-7977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road

Westlake, Ohio 44145

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 440-892-1580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, without par value	NDSN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The shareholders of Nordson Corporation (the “Company”) approved the Nordson Corporation 2021 Stock Incentive and Award Plan (the “Plan”) at the Annual Meeting of Shareholders held on March 2, 2021 (the “2021 Annual Meeting”). The Plan replaces the Company’s 2012 Stock Incentive and Award Plan (amended and restated as of December 28, 2017) (the “Prior Plan”), and (i) authorizes 900,000 shares for issuance as awards under the Plan, plus the number of shares that were available to be granted under the Prior Plan as of the date shareholders approved the Plan, (ii) continues to authorize the grant of incentive stock options from the Plan’s share reserve, and (iii) imposes an annual limit on the compensation of the non-employee directors so that the aggregate grant date fair value of all equity awards granted to any non-employee director under the Plan during any single calendar year, taken together with any cash fees paid to the director during such calendar year, will not exceed $700,000.

The objective of the Plan is to attract and retain non-employee directors, officers and other key employees of the Company and its subsidiaries and to provide those persons with incentives and rewards for superior performance. The Plan is administered by the Compensation Committee of the Board of Directors and has a term of ten years. All non-employee directors of the Company and employees of the Company and its subsidiaries designated by the Compensation Committee are eligible to participate in the Plan and to receive awards including stock options (which may be incentive stock options or non-qualified stock options), stock appreciation rights, restricted shares, restricted share units, or other share-based awards and cash-based awards. All of the shares authorized for grant under the Plan may be issued pursuant to incentive stock options.

Awards granted under the Plan are subject to forfeiture in the event a participant’s employment or service is terminated by the Company or a subsidiary for “cause” (as defined in the Plan). Awards under the Plan may also be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery (or “clawback”) policy that the Company may adopt.

A summary of the Plan is included in Proposal Four of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on January 22, 2021 (the “Proxy Statement”) and was updated by the Supplement to the Proxy Statement filed with the SEC on February 2, 2021 (the “Supplement”), which summary is incorporated in its entirety herein by reference. The summaries of the Plan contained herein and in the Proxy Statement and the Supplement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Nordson Corporation 2021 Stock Incentive and Award Plan

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSON CORPORATION

Date: March 25, 2021	By:	/s/ Gina A. Beredo
Gina A. Beredo
Executive Vice President, General Counsel & Secretary